                   POWER OF ATTORNEY AND CONFIRMING STATEMENT

This Power of Attorney and Confirming Statement (this "Statement") confirms that the undersigned has authorized and designated each of Kewsong Lee, Glenn
Youngkin, Jeffrey Ferguson and Anne Frederick to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto)
that the undersigned may be required to file with the U.S. Securities and
Exchange Commission as a result of the undersigned's ownership of or transactions in securities of The Carlyle Group L.P. (which expects to change its name to "The Carlyle Group Inc.") (the "Company").  The authority of Kewsong
Lee, Glenn Youngkin, Jeffrey Ferguson and Anne Frederick under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his or her ownership of or transactions in securities of the Company, unless earlier revoked in writing.  The undersigned acknowledges that Kewsong Lee, Glenn Youngkin, Jeffrey Ferguson and Anne Frederick are not
assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

In witness whereof, this Statement is signed and dated as of the date set forth below.

Date: December 13, 2019                 By:   Curtis L. Buser
                                              ----------------
                                        Name: Curtis L. Buser